UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-55687	46-2093679
(Commission File Number)	(IRS Employer Identification No.)

3571 E. Sunset Road, Suite 420 Las Vegas, NV	89120
(Address of Principal Executive Offices)	(Zip Code)

(877) 442-0411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, David Goldburg was appointed as a member of the Board of Directors of Freedom Leaf Inc. (the “Company”).

Mr. Goldburg is a Senior Partner of Merida Capital Partners II, LP (“Merida”), a cannabis-focused private equity fund which was the leading investor in the Company’s private placement (the “Private Placement”) described in the Current Report on Form 8-K filed by the Company on August 3, 2018 (the “Current Report”). Mr. Goldburg has specialized in credit investing for the past 25 years, managing proprietary investment portfolios at leading Wall Street firms and hedge funds. Mr. Goldburg has previously served as the senior member of the New York office of Silver Rock Financial, Michael Milken’s family office, and has filled senior roles at Goldman Sachs, Oak Hill Advisors, Morgan Stanley, and Bear Stearns. Mr. Goldburg began his career as an analyst in the mergers and acquisitions group at the First Boston Corporation, received a B.A. in History from Brown University and is a Harry S. Truman Scholar.

In consideration of Mr. Goldburg’s first year of service as a member of the Board of Directors of the Company, Mr. Goldburg will be paid 222,222 shares of the Company’s common stock. As described in the Current Report, the Company was required by the Private Placement agreement to take all necessary action after closing to appoint two nominees of Merida as members of the Company’s Board of Directors, and Mr. Goldburg is one of Merida’s nominees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018

FREEDOM LEAF INC.

By: /s/ Clifford J. Perry

Clifford J. Perry

Chief Executive Officer & Director